UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): September 30, 2013

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue, Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On October 1, 2013, NeuroMetrix, Inc., or the Company, filed a Current Report on Form 8-K reporting that David Van Avermaete was elected by the Company’s Board of Directors as a Class II director with a term expiring at the Company’s 2014 annual meeting of stockholders. This disclosure amends the disclosure in the initial report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2013, NeuroMetrix, Inc. reported that Mr. Van Avermaete had been awarded a stock option to purchase 10,000 shares of the Company’s common stock under the Company’s 2009 Non-Qualified Inducement Stock Plan. As the 2009 Non-Qualified Inducement Stock Plan was not intended to be used in conjunction with directors, this stock option was cancelled on October 23, 2013. At the same time, Mr. Van Avermaete was granted a new stock option to purchase 10,000 shares of the Company’s common stock under the Company’s Fifth Amended and Restated 2004 Stock Option and Incentive Plan, such shares to vest on the same terms as the initial grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: November 1, 2013	/s/ THOMAS T. HIGGINS
Thomas T. Higgins Senior Vice President, Chief Financial Officer
and Treasurer

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